UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2016

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 11, 2016, Amarin Corporation plc (the “Company,” “we,” “us” and “our”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Jefferies LLC, as representatives of the several underwriters listed therein (the “Underwriters”), relating to the issuance and sale (the “Offering”) of up to 21,100,000 American Depositary Shares (“ADSs”), including 3,165,000 ADSs issuable to the Underwriters pursuant to a 30-day option, with each ADS representing one of the Company’s ordinary shares, par value £0.50 per share. The price to the public in this offering is $2.85 per ADS, and the Underwriters have agreed to purchase the ADSs from Amarin pursuant to the Underwriting Agreement at a price of $2.679 per ADS. The net proceeds to us from the Offering are expected to be approximately $56.1 million, after deducting underwriting discounts and commissions and other estimated offering expenses, assuming no exercise of the option by the Underwriters. The Offering is expected to close on or about August 16, 2016, subject to customary closing conditions. The Company currently intends to use the net proceeds from the Offering to advance its REDUCE-IT cardiovascular outcomes trial and for general corporate and working capital purposes.

In the Underwriting Agreement, the Company makes customary representations, warranties and covenants and also agrees to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The Underwriting Agreement has been filed with this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing is only a brief description of the material terms of the Underwriting Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the ADSs in the Offering is attached as Exhibit 5.1 hereto.

The Offering was made pursuant to our effective registration statement on Form S-3 (Registration Statement No. 333-97936) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 7, 2014 and declared effective on August 22, 2014, and a prospectus supplement thereunder filed on August 10, 2016.

Item 8.01.	Other Events

On August 10, 2016, the Company issued a press release announcing that it had commenced the Offering. A copy of this press release is attached as Exhibit 99.1 hereto.

Forward-Looking Statements

This report contains forward-looking statements that are subject to a number of risks and uncertainties, including statements about our issuance of securities, the amount of proceeds from the Offering, the closing of the Offering and our expectations regarding its anticipated use of proceeds from the Offering and the effects thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with the Underwriters fulfilling their obligations to purchase the securities, our ability to satisfy its conditions to close the Offering and our discretion in using the proceeds from this Offering. These and other risks and uncertainties are described more fully under the headings “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 and the prospectus supplement related to the Offering. All forward-looking statements are qualified in their entirety by this cautionary statement. We are providing this information as of this date and do not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibits are deemed to have been filed with the Securities and Exchange Commission:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 11, 2016

5.1	Opinion of K&L Gates LLP

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)

99.1	Press Release, dated August 10, 2016

*     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2016	AMARIN CORPORATION PLC

	By:	/s/ John Thero
John Thero
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 11, 2016

5.1	Opinion of K&L Gates LLP

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)

99.1	Press Release, dated August 10, 2016